October 22, 2020

BBX Capital’s Subsidiary, Renin Holdings, Acquires Colonial Elegance

FORT LAUDERDALE, Fla. & BRAMPTON, Ontario--(BUSINESS WIRE)-- BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) (“BBX Capital” or “the Company”) announced today that Renin Holdings LLC (“Renin”), its wholly-owned subsidiary which manufactures and distributes sliding doors, door systems and hardware, and home décor products, has acquired substantially all of the assets and assumed certain of the liabilities of Colonial Elegance for a purchase price of approximately USD $39.0 million before adjustments for working capital.

Headquartered in Montreal, Canada, Colonial Elegance is a supplier and distributor of building products, including barn doors, closet doors, and stair parts, and its customers include various big box retailers in the United States and Canada which are complementary to and expand Renin’s existing customer base. Colonial Elegance’s calculation of its EBITDA for the year ended April 30, 2020 was CAD $8.1 million (USD $6.1 million translated at an exchange rate of 1.337 CAD/USD). Colonial Elegance’s calculation of its EBITDA for the year ended April 30, 2020 and a reconciliation to its reported net income for such period is set forth below under “Non-GAAP Financial Measure.”

“We are pleased to announce our acquisition of Colonial Elegance and believe it is an excellent fit for our Renin vertical,” commented Jarett Levan, Chief Executive Officer of BBX Capital. “Renin has had success in its manufacturing and distribution of closet doors and barn doors throughout North America, and we believe the addition of Colonial Elegance will allow Renin to expand into new markets and geographic areas.”

Joseph Ruffo, Chief Executive Officer of Renin, also commented, “We believe the combination of these two businesses will establish Renin as a leader in barn doors and closet doors, support the expansion of the growing door hardware and stair parts business, and provide a promising avenue for continued growth. In addition, we believe that the increased scale of the combined businesses will result in better overall service and selection for our customers and improved logistics and cost efficiencies for Renin. We are delighted to promote the Renin and Colonial Elegance brands throughout our distribution channels and welcome the Colonial Elegance associates to the Renin family.”

Renin funded the acquisition with proceeds from a credit facility originated by Renin in connection with the acquisition and a USD $5.0 million equity contribution from BBX Capital. In addition to the purchase price of USD $39.0 million, Renin also acquired estimated excess working capital held by Colonial Elegance for approximately USD $5.1 million, of which USD $1.0 million was held back at closing. Pursuant to the terms of the acquisition agreement between Renin and Colonial Elegance, the final working capital adjustment amount will be determined by Renin and Colonial Elegance during the 90 day period following closing and may result in the payment of additional amounts to Colonial Elegance, including the release of all or a portion of the working capital adjustment holdback, or a refund to Renin (if the estimated working capital adjustment at closing exceeds the actual working capital adjustment by an amount in excess of the working capital adjustment holdback).

About BBX Capital, Inc.: BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) (formerly a subsidiary of BBX Capital Corporation) is a Florida-based diversified holding company whose principal investments include BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

About Renin: Headquartered in Ontario, Canada, Renin is engaged in the design, manufacture, and distribution of sliding doors, door systems and hardware, and home décor products and operates through its two manufacturing and distribution facilities in the United States and Canada. In addition to manufacturing its own products, Renin also sources products and materials from China and Vietnam. Renin’s products are sold through three channels in North America: retail, commercial, and direct installation in the greater Toronto area. For additional information, please visit www.Renin.com.

Non-GAAP Financial Measure:

This press release references Colonial Elegance’s calculation of its EBITDA for the year ended April 30, 2020, which is a non-GAAP financial measure. Colonial Elegance’s EBITDA was derived by Colonial Elegance from its historical financial statements which were prepared in accordance with Canadian Accounting Standards for Private Enterprises. Colonial Elegance calculated its EBITDA for the year ended April 30, 2020 by adjusting its reported net income of CAD $2.4 million for CAD $1.7 million of income tax expenses, CAD $1.3 million of interest and financing expenses, and CAD $2.7 million of depreciation and amortization expenses. The Company has translated Colonial Elegance’s calculated EBITDA from CAD to USD using an average exchange rate for the year ended April 30, 2020 of 1.337. The Company considers EBITDA to be an indicator of the operating performance of Colonial Elegance and Renin’s valuation of Colonial Elegance in the context of the acquisition. EBITDA should not be considered as an alternative to net income or any other GAAP financial measure as an indicator of the financial performance of Colonial Elegance or as an alternative to cash flow from operating activities as a measure of its liquidity, and Colonial Elegance’s computation of EBITDA may differ from the methodology utilized by other companies, including the Company. Items excluded from EBITDA are significant components in understanding and assessing the financial performance of a company. Further, Colonial Elegance’s calculation of its EBITDA was been derived from its historical financial statements that have been prepared in accordance with Canadian Accounting Standards for Private Enterprises and are not in conformity with, or audited under, US GAAP, and accordingly, its net income and EBITDA might be different if its historical financial statements had been prepared in conformity with US GAAP. The Company expects to file Colonial Elegance’s historical financial statements as of and for the year ended April 30, 2020 prepared in conformity with US GAAP with the SEC on Form 8-K within 75 days following the acquisition.

Forward-Looking Statements:

This press release contains forward-looking statements. All opinions, forecasts, projections, future plans, or other statements, other than statements of historical fact, are forward- looking statements and can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would,” and words and phrases of similar import. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties, and other cautionary statements made in this report and in the Company’s other reports filed with the SEC. These risks and uncertainties include, without limitation, the impact of economic, competitive and other factors affecting Renin and Colonial Elegance, including their operations, markets, marketing strategies, products and services; the risk that the integration of Colonial Elegance may not be completed on a timely basis, or as anticipated; that the anticipated expansion or growth opportunities will not be achieved or if achieved will not be advantageous; that the acquisition will not be cash accretive immediately or at all; that net income may not be generated when anticipated or at all or the acquisition may result in net losses; and that BBX Capital and/or Renin may not realize the anticipated benefits of the acquisition when or to the extent anticipated or at all. See also the factors and uncertainties related to Colonial Elegance’s calculated EBITDA, as described under “Non-GAAP Financial Measure” above. In addition, past performance may not be indicative of future results. Reference is also made to the other risks and uncertainties described in BBX Capital’s filings with the SEC, including its Registration on Form 10, as amended, which is available on the SEC's website, https://www.sec.gov. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update any forward-looking statements except as required by law.

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BBX Capital, Inc. Contact Info:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

Media Relations: Kip Hunter, Kip Hunter Marketing

954-303-5551, Email: kip@kiphuntermarketing.com

Source: BBX Capital Inc.